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                                                                    EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 13, 1998, and to all references to our Firm included in or made a part of this registration statement.



                                                        ARTHUR ANDERSEN LLP


Denver, Colorado
June 24, 1998